UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 2, 2015

WEINGARTEN REALTY INVESTORS
(Exact name of Registrant as specified in its Charter)

Texas	1-9876	74-1464203
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

2600 Citadel Plaza Drive, Suite 125, Houston, Texas 77008
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (713) 866-6000

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On March 2, 2015, Weingarten Realty Investors (the "Company”), a Texas real estate investment trust, entered into a $200,000,000 unsecured term loan pursuant to a Term Loan Agreement (the “Agreement”) with Regions Bank, as administrative agent, Regions Capital Markets and U.S. Bank National Association, as joint lead arrangers and joint bookrunners, and U.S. Bank National Association, as syndication agent. Other lenders involved in this transaction include: Royal Bank of Canada, The Bank of Nova Scotia, Branch Banking and Trust Company and The Northern Trust Company.

The Agreement is for a $200,000,000 unsecured term loan with floating borrowing rates at a margin above LIBOR and/or prime. The borrowing margin is priced off a grid in accordance with the Company’s senior unsecured credit ratings. The term loan matures on March 2, 2020, and the Company has the option to repay the loan without penalty at any time. Additionally, the Agreement contains an accordion feature which allows the Company to increase the loan amount up to an additional $100 million. The Company intends to use the proceeds from the loan to repay amounts outstanding under its unsecured revolving credit facility.

Pursuant to the terms of the Agreement, the Company is subject to various covenants, which include requiring the maintenance of (i) maximum leverage ratios on both unsecured and secured debt and (ii) unsecured interest expense and fixed charge coverage ratios.  The Agreement also contains customary representations and warranties, affirmative covenants, notice provisions, and events of default, including change of control, cross-defaults to other debt, and judgment defaults.

The description herein of the Agreement is qualified in its entirety, and the terms therein are incorporated herein, by reference to the Agreement, which is filed as Exhibit 10.1 hereto.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description
10.1
Term Loan Agreement dated as of March 2, 2015 among Weingarten Realty Investors, the Lenders Party Hereto and Regions Bank, as Administrative Agent, Regions Capital Markets, a division of Regions Bank and U.S. Bank National Association, as Joint Lead Arrangers and Joint Bookrunners, and U.S. Bank National Association, as Syndication Agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2015

WEINGARTEN REALTY INVESTORS

By:	/s/ Joe D. Shafer
Joe D. Shafer
Senior Vice President/ Chief Accounting Officer

INDEX TO EXHIBITS

10.1
Term Loan Agreement dated as of March 2, 2015 among Weingarten Realty Investors, the Lenders Party Hereto and Regions Bank, as Administrative Agent, Regions Capital Markets, a division of Regions Bank and U.S. Bank National Association, as Joint Lead Arrangers and Joint Bookrunners, and U.S. Bank National Association, as Syndication Agent.

4